Exhibit 99.1

Table Trac, Inc. Names Brian Hinchley CEO

MINNETONKA, MN, April 29, 2015 – Table Trac, Inc. (OTCQB: TBTC), On April 27th, the Board of Directors of Table Trac, Inc. announced the appointment of Brian Hinchley to the position of Chief Executive Officer (CEO). Brian has been the interim CEO since December of 2014.  The Board of Directors, Table Trac management, and all of the employees congratulate Mr. Hinchley on this appointment.

About Table Trac, Inc.

Founded in 1995, Table Trac, Inc. designs, develops and sells casino information and management systems. The company has systems installed in North, South, and Central America, as well as the Caribbean. More information is available at http://www.tabletrac.com/.

Forward Looking Statements

This press release contains forward-looking statements that involve numerous risks and uncertainties. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's filings with the Securities and Exchange Commission.

For more information:

Bob Siqveland, Corporate Secretary

Table Trac, Inc.

952-548-8877